Exhibit 1(h)

ARTICLES SUPPLEMENTARY

TO THE

ARTICLES OF INCORPORATION

OF

MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

Merrill Lynch Variable Series Funds, Inc. (the “Company”), a Maryland corporation having its principal office in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:   Pursuant to the authority expressly vested in the Board of Directors of the Company by Section 2-208 of the Maryland General Corporation Law and Article V, Section (c) of the Articles of Incorporation of the Company, the Board of Directors has duly reclassified 200,000,000 of the authorized but unissued shares of Merrill Lynch Reserve Assets Fund Common Stock as shares of the existing class designated Merrill Lynch Domestic Money Market Fund Common Stock.

SECOND:  All of the shares of the Company’s Common Stock, as reclassified and redesignated, continue to have the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Articles of Incorporation of the Company.

IN WITNESS WHEREOF, Merrill Lynch Variable Series Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 13th day of August, 1993.

MERRILL LYNCH VARIABLE
SERIES FUNDS, INC.

By:  /s/ Arthur Zeikel
       Arthur Zeikel
       President

Attest:

/s/ Michael J. Hennewinkel
Michael J. Hennewinkel
Secretary

THE UNDERSIGNED, President of MERRILL LYNCH VARIABLE SERIES FUNDS, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of said corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation of said corporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

       /s/ Arthur Zeikel
       Arthur Zeikel
       President